Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    2,685,378,500
BANK OF AMERICA SECURITIES LLC              56-2058405    1,964,085,852
JPMORGAN CHASE & CO.                        13-3224016    1,688,224,019
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485    1,507,612,338
MORGAN STANLEY CO INCORPORATED              13-2665598    1,404,867,640
DEUTSCHE BANK SECURITIES INC.               13-2730328    1,285,486,231
CITIGROUP INC.                              52-1568099      839,455,859
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      734,999,590
GOLDMAN SACHS & CO.			    13-5108880      427,328,447
RBS SECURITIES, INC.                        13-3272275      262,948,919




                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412      122,139,525
BANK OF AMERICA SECURITIES LLC              56-2058405       61,358,733
JPMORGAN CHASE & CO.                        13-3224016      127,691,687
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       14,477,637
MORGAN STANLEY CO INCORPORATED              13-2665598       29,030,562
DEUTSCHE BANK SECURITIES INC.               13-2730328       22,324,422
CITIGROUP INC.                              52-1568099        8,237,562
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       33,954,779
GOLDMAN SACHS & CO.			    13-5108880        5,777,900
RBS SECURITIES, INC.			    13-3272275	        159,386




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    13,507,686,869 D. Total Sales: 463,188,983

                               SCREEN NUMBER : 12